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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 25, 2014 (except for Note 15, as to which the date is October 6, 2014) included in Amendment No. 1 to the Registration Statement (Form S-1 333-198777) and related Prospectus of Proteon Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 7, 2014

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  Exhibit 23.2